Ex-99.3 a)

EVERHome
MORTGAGE COMPANY


                      Officer's Certification of Servicing
                                      2003

The undersigned officer certifies to the best of his/her knowledge the following for the 2003 fiscal year:

(a) I have reviewed the activities and performance of EverHome Mortgage Company, f/k/a Alliance Mortgage Company during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide. To the best of this Officer's knowledge, we have fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year;

(b) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(c)      All Custodial Accounts have been reconciled and are properly funded.



/s/ Pam E. Rothenberg
----------------------------------
Pam E. Rothenberg
Sr. Vice President
February 20, 2004

Ex-99.3 b)



                              OFFICER'S CERTIFICATE

         Re: Structured Assets Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 1999-4

I, Mario R. Fegan, Jr., hereby certify that I am the Vice President, Master Servicing, of Impac Funding Corporation (the "Servicer"). I further certify, with respect to the servicing agreement by which the Servicer services the loans in connection with the above referenced trust (the "Servicing Agreement"), as Servicer, the following:

         I have reviewed the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement;

         To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement for such year;

         I have reviewed the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to December 31, 2003 and its performance under its Sub-Servicing Agreement; and

         To the best of my knowledge, based on my review and the certification of an officer of each Sub-Servicer, each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under the Servicing Agreement and its Sub-Servicing Agreement in all material respects throughout the year.

Date:  3/26/04
---------------------

                                    IMPAC FUNDING CORPORATION,
                                    as Master Servicer


                                    By:  /s/ Mario R. Fegan, Jr.
                                        -------------------------------------
                                    Name:    Mario R. Fegan, Jr.
                                    Title:   Vice President, Master Servicing